UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Retirement of Chief Executive Officer and Resignation as Director

Effective March 2, 2026, Bryan Ganz retired as Chief Executive Officer of Byrna Technologies Inc. (the “Company”) and resigned as a member of the Board of Directors (the “Board”) in accordance with the Qualified Retirement provision of his employment agreement, effective as of September 1, 2023, with the Company. Mr. Ganz’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) / (d)	Appointment of Chief Executive Officer and Director; Change in Board Leadership

Effective March 2, 2026, the Board appointed Conn Davis as Chief Executive Officer of the Company and as a member of the Board. Mr. Davis will serve as a director for a term ending at the next annual meeting of stockholders.

Mr. Davis will have overall responsibility for the management, strategy and performance of the Company.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was selected as Chief Executive Officer or as a director. Mr. Davis does not have any family relationships with any director or executive officer of the Company, as defined in Item 401(d) of Regulation S-K.

Effective March 2, 2026, the Board elected TJ Kennedy to serve as Chair of the Board, succeeding Herbert Hughes. Mr. Hughes stepped down as Chair effective the same date and will continue to serve as a director of the Company.

(e)	Compensatory Arrangements for Certain Directors and Officers

In connection with the Board Chair transition described above, the Board approved (i) an award to Mr. Kennedy of a pro rata portion of the equity compensation payable for service as Board Chair for the period from March 2, 2026 through the date of the Company’s 2026 annual meeting of stockholders, in accordance with the Company’s director compensation program, and (ii) the acceleration of the vesting, effective March 2, 2026, of Mr. Hughes’ full equity compensation for service as Board Chair for the 2025-2026 annual meeting cycle, which units were otherwise scheduled to vest on the date of the Company’s 2026 annual meeting of stockholders.

Conn Davis

In connection with his appointment, the Company entered into an offer letter with Mr. Davis dated March 2, 2026 (the “Offer Letter”), setting forth the material terms of his employment.

Under the Offer Letter:

●	Mr. Davis will receive an initial base salary of $450,000 per year.

●
Mr. Davis will be eligible to participate in the Company’s short-term incentive program, with an initial target annual bonus equal to 100% of base salary, subject to Company and individual performance and approval by the Compensation Committee of the Board.

●
As approved by the Compensation Committee, a 2026 annual equity award to Mr. Davis with a target grant-date value of $750,000, consisting of (i) 50% time-based restricted stock units vesting ratably over three years and (ii) 50% performance-based restricted stock units; both of which are subject to performance conditions and continued service.

●
As approved by the Compensation Committee, a performance-based new-hire equity award for Mr. Davis with a target value of $250,000, which will vest in full, if at all, on the second anniversary of his start date, subject to the achievement of a specified stock-price performance condition and continued employment.

●
Mr. Davis will be subject to the Company’s executive stock ownership guidelines, which currently require the Chief Executive Officer to own Company equity with a value equal to three times base salary within five years of his start date.

●	Mr. Davis will be eligible to participate as a Tier 1 participant in the Company’s Executive Severance Plan, subject to execution of a participation agreement and the terms of the plan.

●	Mr. Davis will be entitled to participate in the Company’s employee benefit plans and programs on the same basis as other senior executives.

●	Mr. Davis’s employment is at will.

The foregoing description of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1, does not purport to be complete and is qualified in its entirety by reference to the Offer Letter attached as an exhibit hereto.

Bryan Ganz

On February 26, 2026, the Company and Mr. Ganz entered into an Amended and Restated Employment Agreement (the “Ganz Amended Employment Agreement”), pursuant to which Mr. Ganz agreed to terminate his employment with the Company effective March 2, 2026, in connection with a Qualified Retirement under his prior employment agreement.

Pursuant to the Ganz Amended Employment Agreement, Mr. Ganz became entitled to the following material payments and benefits:

●	payment of accrued base salary and other earned compensation through March 2, 2026;

●	payment of a prorated 2026 target bonus in the amount of $123,750;

●	reimbursement of 100% of the employer-equivalent portion of monthly COBRA premiums for a period of three months following the date he ceased to be eligible for employee health insurance coverage;

●	reimbursement of up to $20,000 of relocation-related moving expenses;

●	extension of the exercise period for 66,667 outstanding stock options until March 31, 2027; and

●
confirmation that, out of the original grant of 600,000 restricted stock units provided for in Mr. Ganz’s employment agreement, applicable time and stock-price-based vesting conditions for certain outstanding restricted stock units had been satisfied, resulting in a total of 545,000 restricted stock units issuable to Mr. Ganz as of the date hereof, subject to the terms of the applicable award agreements; provided that such number may increase by up to an aggregate of 30,000 additional restricted stock units if certain share reversions under such awards occur.

In addition, on February 26, 2026, the Company and Mr. Ganz entered into an Advisory Agreement, effective March 2, 2026 (the “Advisory Agreement”), pursuant to which Mr. Ganz will provide advisory and transition services to the Company for an initial term of 30 days, with the Company having the option to extend the advisory relationship for up to an additional five months.

Under the Advisory Agreement, Mr. Ganz will receive compensation of $41,250 for services provided during the initial term. No additional compensation is payable during any extended advisory term.

The foregoing descriptions of the Ganz Amended Employment Agreement and the Advisory Agreement, copies of which are filed herewith as exhibit 10.2 and 10.3, respectfully, do not purport to be complete and are qualified in their entirety by reference to the agreements attached as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated March 1, 2026, between Byrna Technologies Inc. and Conn Davis
10.2	Amended and Restated Employment Agreement, dated February 26, 2026, between Byrna Technologies Inc. and Bryan Ganz
10.3	Advisory Agreement, effective March 2, 2026, between Byrna Technologies Inc. and Bryan Ganz
99.1	Press Release of Byrna Technologies Inc. dated March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: March 3, 2026	By:	/s/ Laurilee Kearnes
Name: Laurilee Kearnes Title: Chief Financial Officer